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                                                                    Exhibit 99.1

INVESTOR CONTACT:                             PRESS CONTACT:

Mindy Kohl                                    Jennifer Menard

Netegrity, Inc.                               Netegrity, Inc.
(781) 530-6061                                (781) 530-6202
mkohl@netegrity.com                           jmenard@netegrity.com


                      NETEGRITY ANNOUNCES Q1 2004 RESULTS

          COMPANY ACHIEVES THIRD CONSECUTIVE QUARTER OF PROFITABILITY; LICENSE REVENUE INCREASES 53% AND TOTAL REVENUE INCREASES 38% OVER Q1 2003

WALTHAM, MA - APRIL 27, 2004 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today announced financial results for its first quarter ended March 31, 2004. Total revenues were $23.0 million for the first quarter of 2004, a 2% increase over total revenues of $22.5 million for the fourth quarter of 2003 and a 38% increase over Q1 2003. License revenues for the first quarter of 2004 were $12.9 million, a 5% decrease from license revenues of $13.5 million in the fourth quarter and a 53% increase over Q1 2003. The Company reported net income on a GAAP basis for the first quarter of 2004 of $1.3 million, or $0.03 per diluted share, compared to net income of $2.5 million or $0.06 per diluted share for the fourth quarter of 2003. Included in GAAP net income for the first quarter of 2004 is a $0.5 million charge for non-cash amortization of capitalized software acquired from Business Layers. Included in GAAP net income for the fourth quarter of 2003 were a gain on the sale of Netegrity's portal technology of $5.0 million, a $0.5 million restructuring charge related to closing the Company's Bellevue facility, and a $3.8 million charge for in process research and development purchased in connection with the Business Layers acquisition.

As of March 31, 2004, Netegrity had $85.7 million in cash and marketable securities. Cash provided by operating activities was $1.3 million for the first quarter of 2004. Additionally, during the first quarter, Netegrity paid the remaining cash purchase price for the Business Layers acquisition of $3.8 million as well as an additional $3.7 million in transaction related expenses.

"We have started 2004 off on a positive note, exceeding guidance and executing on the successful integration of Business Layers into the Netegrity business," said Barry Bycoff, Netegrity Chairman, President, and CEO. "Identity management solutions are enabling companies to realize strategic value from their key business initiatives including providing more online services to customers, linking across
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partner sites to provide additional services, and enabling regulatory compliance. Netegrity continues to set itself apart from the competition by providing a comprehensive identity and access management solution that enables customers to address these critical areas with best-of-breed products."

Q1 2004 HIGHLIGHTS

- Netegrity signed license agreements with 28 new customers and had 77 follow on software deals with existing customers, bringing the total number of customers to nearly 850.

- Netegrity shipped its SiteMinder(R) 6.0 product which provides enhanced federated security capabilities that enable organizations to leverage open standards to securely exchange user identities and entitlements across partner sites.

o Together with Microsoft, Netegrity completed and made available the Identity and Access Management Solution Guide. Netegrity also delivered expanded support for the Microsoft platform. Using the combination of Netegrity and Microsoft technologies, customers are able to extend their Microsoft environment and incorporate it as part of an enterprise wide identity and access management infrastructure.

            BUSINESS OUTLOOK

            While Netegrity saw significant improvement in customer demand activity and modest improvement in IT spending during the first quarter, the Company believes that it is appropriate to be somewhat conservative for Q2 2004. This perspective leads to the following outlook for Q2 2004:

      - Netegrity expects license revenue to increase by approximately 5% versus Q1 2004.

      - Netegrity expects total revenue to increase by approximately 3% versus Q1 2004. This guidance assumes that Q2 service revenue will be approximately flat with Q1 2004.

      - The above revenue guidance equates to an increase of approximately 25% in both total revenue and license revenue compared to Q2 2003.

      - Netegrity expects the Q2 gross margin percentage to be approximately 78-80%, which is slightly lower than Q1 2004 as a result of modest investments in headcount in both customer support and consulting services.

      -     Operating expenses are expected to be approximately flat with Q1
            2004.
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      -     Netegrity expects to report GAAP net income for Q2 2004 of approximately $0.04 per diluted share. GAAP net income will include a charge of approximately $0.5 million for non-cash amortization of capitalized software.

      -     Netegrity based the per share earnings estimate on approximately
            41.7 million diluted shares.

      - Netegrity expects to report positive cash flow from operating activities in Q2 2004.
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EARNINGS WEBCAST

In conjunction with this announcement, Netegrity will host a conference call today at 5:00 p.m. ET to discuss the Company's financial results. Netegrity will broadcast the conference call live via the Internet at the Investor section of www.netegrity.com. This Webcast will also be archived for later listening in the Investors section of www.netegrity.com. In addition, a replay by telephone will be available until 11:59 p.m. (ET) on Thursday, April 29th. To access the replay, dial (800) 475-6701, or internationally dial (320) 365-3844, and enter access code 726675.

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings are designed to increase security, reduce administrative costs, and enable revenue enhancement. Supported by a network of over 1200 trained integration consultants and over 200 technology partners, Netegrity solutions are licensed for more than 350 million users at nearly 850 organizations worldwide, including more than half of the Fortune 100. For more information, visit http://www.netegrity.com.

                                      ###
Netegrity and SiteMinder are registered trademarks of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, our ability to integrate the operations of acquired companies, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.
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                                NETEGRITY, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED MARCH 31
                                                                         2004               2003
                                                                         ----               ----
REVENUES:
Software Licenses                                                    $ 12,857           $  8,418
Services                                                                9,525              7,630
Other                                                                     653                631
                                                                     --------           --------
Total revenues                                                         23,035             16,679

Cost of revenues                                                        3,863              3,841
Non-cash cost of revenues                                                 510              2,699
                                                                     --------           --------
Total cost of revenues                                                  4,373              6,540

GROSS PROFIT                                                           18,662             10,139

Selling, general, and administrative expenses                          11,537             10,496
Research and development costs                                          5,986              4,874
                                                                     --------           --------

OPERATING INCOME (LOSS)                                                 1,139             (5,231)

Other income (expense), net                                               322                374
                                                                     --------           --------

Income (loss) before income taxes                                       1,461             (4,857)

Provision for income taxes                                                175                  -
                                                                     --------           --------

NET INCOME (LOSS)                                                    $  1,286           $ (4,857)
                                                                     ========           ========

Net income (loss) per share attributable to common stockholders
   Basic                                                             $   0.03           $  (0.14)
   Diluted                                                           $   0.03           $  (0.14)

Weighted average common shares outstanding
   Basic                                                               37,611             34,318
   Diluted                                                             40,851             34,318

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                                NETEGRITY, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                  March 31, 2004     December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                               $ 15,653              $ 20,123
Available-for-sale securities                                             47,498                51,557
Accounts receivable, net                                                  16,438                14,340
Prepaid and other current assets (including restricted cash)               3,526                 3,051
                                                                        --------              --------
Total current assets                                                      83,115                89,071

Property and equipment, net                                                4,520                 4,848
Available-for-sale securities                                             21,743                19,401
Goodwill                                                                  34,503                34,503
Other intangible assets, net                                               6,990                 7,500
Other assets (including restricted cash)                                   1,650                 1,901
                                                                        --------              --------

Total assets                                                            $152,521              $157,224
                                                                        ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable trade                                                  $  2,062              $  1,415
Accrued compensation and benefits                                          3,847                 5,947
Other accrued expenses                                                     7,868                16,273
Deferred revenue                                                          21,394                18,503
                                                                        --------              --------
Total current liabilities                                                 35,171                42,138

STOCKHOLDERS' EQUITY                                                     117,350               115,086
                                                                        --------              --------

Total liabilities and stockholders' equity                              $152,521              $157,224
                                                                        ========              ========